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                                                                      Exhibit 15


                     [Letterhead of PricewaterhouseCoopers]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware of the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145) of Arch Capital Group Ltd. of our review report dated May 14, 2001 (issued pursuant to the provisions of Statement of Auditing Standards No. 71) appearing in this Form 10-Q.


Very truly yours,


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
May 15, 2001